                                                                     EXHIBIT 4.4


                        METRIS COMPANIES INC., as Issuer,

                                       and

                           the GUARANTORS named herein


                                  $100,000,000


                       10% Senior Notes due 2004, Series A
                       10% Senior Notes due 2004, Series B



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 25, 1999

                                       TO

                                    INDENTURE

                          Dated as of November 7, 1997



                       THE FIRST NATIONAL BANK OF CHICAGO,

                                   as Trustee
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     FIRST SUPPLEMENTAL INDENTURE, dated as of June 25, 1999, among METRIS
COMPANIES INC., a Delaware corporation (the "Company"), the GUARANTOR named herein and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (the "Trustee").

                                    RECITALS

     The Company and Metris Direct, Inc., as Guarantor (the "Guarantor"), have heretofore executed and delivered to the Trustee a certain Indenture, dated as of November 7, 1997 (the "Indenture"), pursuant to which the Company issued and has outstanding $100,000,000 aggregate principal amount of its 10% Senior Notes due 2004, Series B (the "Securities"). All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture to cure an ambiguity with respect to the provision in
Section 1.01 of the Indenture relating to the definition of "Consolidated Net Worth."

     Section 9.01(a) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holder to cure any ambiguity, defect or inconsistency, provided that such supplement does not adversely affect the rights of any Holder.

     The Company has furnished the Trustee with (i) an Opinion of Counsel and an Officers' Certificate stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, that it is not inconsistent with the Indenture and that it will be a valid and binding obligation of the Company and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this First Supplemental Indenture has been authorized.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                   ARTICLE ONE

     SECTION 101. The definition of "Consolidated Net Worth"contained in Section
1.01 of the Indenture is hereby amended to insert the words "(other than dividends paid solely in Equity Interests (other than Disqualified Stock))" after the first occurrence of the word "dividends" in clause (ii) of such definition.

                                   ARTICLE TWO

     SECTION 201. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

     SECTION 202. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 203. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     SECTION 204. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     SECTION 205. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 206. The Recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

     SECTION 207. This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                                      -2-
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        METRIS COMPANIES INC.

                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                                        METRIS DIRECT, INC.

                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

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